UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2016

IRADIMED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL	32708
(Address of Principal Executive Offices)	(Zip Code)

(407) 677-8022

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On June 10, 2016, the Board of Directors of the Company (the “Board”) continued the vesting period of all options and restricted stock units previously granted to Jim Hawkins in recognition of his continuing advice to the Board. These unvested options and restricted stock units would otherwise have been forfeited upon Mr. Hawkins’ departure from the Board but will now continue to vest in accordance with their original vesting schedules.

In accordance with ASC 505 and 718, the continuation of the vesting period will be accounted for as a modification which will result in incremental expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRADIMED CORPORATION

Date: July 18, 2016
	By:	/s/ Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial Officer